PAYMENT AGREEMENT
                               -----------------

         This Payment Agreement (the "Agreement") is entered into as of this ____ day of April, 1997, by and among the GOVERNMENT DEVELOPMENT BANK FOR PUERTO RICO (the "Bank"), a body corporate and politic organized under the laws of the Commonwealth of Puerto Rico, the PUERTO RICO MARITIME SHIPPING AUTHORITY ("PRMSA"), a non-stock public corporation organized under the laws of Puerto Rico, NPR, INC., ("NPR") a Delaware corporation and successor by operation of law to Puerto Rico Marine Management, Inc. ("PRMMI"), formerly a Delaware corporation, and NPR HOLDING CORPORATION, a Delaware corporation and the sole shareholder of NPR ("Holding").

                                   BACKGROUND
                                   ----------

As of February 1, 1995, PRMSA, PRMMI, NPR and Holding entered into a Purchase Agreement, pursuant to which NPR acquired certain operating assets and securities from PRMSA and merged with and into PRMMI (the "Transaction"). Immediately following such merger, PRMMI changed its corporate name to "NPR." The Transaction was consummated on March 3, 1995, and on August 25, 1995, the parties to the Transaction executed the First Amendment to the Purchase Agreement.

         Since consummation of the Transaction, the New York Shipping Association - International Longshoremen's Association Pension

PAYMENT AGREEMENT - PAGE 1


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Trust Fund (the "Fund") has indicated that the Transaction may have caused a
Withdrawal from the Fund by PRMSA, within the meaning of Section 4201(a) of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended by the Multiemployer Pension Plan Amendments Act of 1980. PRMSA and NPR are in dispute over which of PRMSA or NPR would be responsible under the Purchase Agreement in the event the Fund were to assert a claim for Withdrawal liability under ERISA against PRMSA.

         The Fund, PRMSA and NPR has each determined that any present effort to enforce their rights would lead to protracted litigation. At the same time, the Bank has concluded that, in order to provide appropriate support for the obligations of PRMSA and to otherwise protect and promote the interests of the Commonwealth of Puerto Rico, it will undertake certain obligations with regard to PRMSA and the Fund. In light of the risk and cost of such litigation, the parties have, contemporaneously with this Payment Agreement, entered into a Settlement Agreement and Undertaking (the "Settlement Agreement"), a copy of which is attached hereto as Exhibit A, for the purpose of resolving potential claims among the parties thereto. In order to induce the Bank to enter into and perform the Settlement Agreement, and to otherwise minimize the risk of future litigation, NPR, Holding, PRMSA and the Bank have agreed to enter into this Payment Agreement.

PAYMENT AGREEMENT - PAGE 2


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         NOW, THEREFORE, in consideration of the mutual promises contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Bank, PRMSA, NPR and Holding each agrees and covenants as follows:

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

         1. The following terms shall have the meanings provided in this Article
I. Unless otherwise specifically provided herein, all terms herein shall have the meanings ascribed to them in the Settlement Agreement, which is incorporated as if set forth, in full, herein.

         1.1 The "Affidavit" shall mean the Affidavit of NPR, executed and delivered to the Judgment Escrow Agent, in the form of Exhibit B to this Payment Agreement.

         1.2 "ERISA Affiliate" shall mean any trade or business which, together with NPR, is considered a single employer under Section 4001(b) of ERISA (29 U.S.C. ss.1301(b)).

         1.3 The "Judgment Escrow" shall mean the escrow agreement of even date herewith attached as Exhibit C entered into by and among the Bank, PRMSA, NPR and Holding.

         1.4 The "Judgment Escrow Agent" shall mean the individual, firm, or bank identified as the Escrow Agent in the Judgment Escrow Agreement as provided in Section 1 therein.

         1.5 "Payment Demand" shall mean the notice delivered by the Bank to NPR specifying the amount the Bank has paid to the Fund

PAYMENT AGREEMENT - PAGE 3


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pursuant to the Settlement Agreement, as provided in Section 2.2 of this
Payment Agreement.

         1.6 "Qualified Counsel" shall mean a lawyer or law firm with expertise in the matters covered by the Settlement Agreement, including ERISA, reasonably satisfactory to the Bank.

         1.7 A "Withdrawal" shall mean a complete withdrawal as defined under 29 U.S.C. ss.1383 or a partial withdrawal as defined under 29 U.S.C. ss.1385.

                                   ARTICLE II
                               OBLIGATION OF NPR
                               -----------------

         2.1 Covenant of Liability. NPR agrees, understands and acknowledges that PRMSA and the Bank have entered into the Undertaking as secondary surety to the Plan for those liabilities resulting from a Withdrawal from the Plan by NPR, as provided under the terms of the Settlement Agreement. NPR specifically covenants and agrees that, in the event payment is made by PRMSA or the Bank to the Fund of all or any portion of the Statutory Withdrawal Liability in accordance with Section 3.1 of the Settlement Agreement, including, without limitation, disbursement from the Escrow, then NPR shall unconditionally and immediately pay and reimburse PRMSA and the Bank for all such amounts. The parties acknowledge that NPR has no obligation to reimburse PRMSA or the Bank for any payment other than those payments described in this Section 2.1; provided, however, that nothing in this Section 2.1 shall limit or impair any liability of NPR for legal fees and other costs and expenses assessed or awarded to the

PAYMENT AGREEMENT - PAGE 4


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Fund, pursuant to any lawfully constituted arbitration or other legal proceedings.

         2.2 Demand by Bank or PRMSA. In the event the Bank or PRMSA makes payment to the Fund of all or any portion of the Statutory Withdrawal Liability in accordance with Section 3.1 of the Settlement Agreement, then such amount shall be immediately due and payable by NPR to PRMSA and the Bank, as applicable, and the Bank may immediately make a Payment Demand on NPR. Consistent with Section 2.1 of this Agreement, upon receipt of a Payment Demand NPR shall immediately and fully repay and reimburse the Bank and PRMSA as applicable for all amounts of the Statutory Withdrawal Liability paid to the Fund in accordance with Section 3.1 of the Settlement Agreement.

         2.3 Confessed Judgment. The obligations of NPR to the Bank and PRMSA under Section 2.2 of this Agreement shall be evidenced and secured by a confessed judgment, which shall be memorialized in an affidavit for judgment by confession, made and delivered by NPR (the "Affidavit") in the form attached hereto as Exhibit B. Simultaneously with the execution of this Agreement, NPR, Holding, PRMSA and the Bank shall enter into an escrow agreement in the form and substance attached hereto as Exhibit C (the "Judgment Escrow") and NPR shall execute and deliver to the Judgment Escrow Agent thereunder the Affidavit specifying the liability amount therein, equal to the Specified Amount (as that term is defined in the Settlement Agreement), or so much thereof as may be advanced and outstanding at any time by PRMSA and the

PAYMENT AGREEMENT - PAGE 5

Bank pursuant to the Settlement Agreement. The confessed judgment shall remain effective and enforceable so long as PRMSA and the Bank remain liable to the Fund under the Settlement Agreement.

         2.4 Representation and Warranty of Authority by NPR. NPR represents and warrants that (a) it is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Delaware, (b) it has full corporate power and authority to make, execute, deliver and perform its obligations under each of the Settlement Agreement, the Payment Agreement, and the Affidavit, and
(c) each of the Settlement Agreement, the Payment Agreement, and the Affidavit has been duly authorized and approved by the Board of Directors of NPR, as evidenced by copies of the appropriate resolutions of the Board of Directors of NPR, attached hereto as Exhibit D.

         2.5 Representation and Warranty of Authority by the Bank. The Bank represents and warrants that (a) it is a body corporate and politic organized under the laws of the Commonwealth of Puerto Rico, (b) it has full corporate power and authority to make, execute, deliver and perform its obligations under each of the Settlement Agreement and the Payment Agreement, and (c) each of the Settlement Agreement and the Payment Agreement has been ratified by the Board of Directors of the Bank.

         2.6 Representation and Warranty of Authority for PRMSA. PRMSA represents and warrants that (a) it is a non-stock public corporation organized under the laws of Puerto Rico, (b) it has

PAYMENT AGREEMENT - PAGE 6
full corporate power and authority to make, execute, deliver and perform its obligations under each of the Settlement Agreement and the Payment Agreement, and (c) each of the Settlement Agreement and the Payment Agreement has been duly authorized and approved by the Board of Directors of PRMSA.

                                  ARTICLE III
                   SALE OF ASSETS OR TRANSFER OF STOCK OF NPR
                   ------------------------------------------

         3.1 Sale of Assets. NPR covenants and agrees that, so long as the Bank remains liable to the Fund pursuant to the Undertaking, any sale or other transfer by NPR or any ERISA Affiliate of any assets used in its or their operations with respect to which NPR has an obligation to contribute to the Fund (an "Asset Sale"), shall be structured, carried out and executed so as not to constitute a Withdrawal from the Plan by NPR unless such Withdrawal will not result in the Bank or PRMSA incurring any liability under the Settlement Agreement.

         3.2 Sale of Stock. Holding and NPR covenant and agree that, so long as the Bank remains liable to the Fund pursuant to the Undertaking then the sale or other transfer of any share of capital stock of NPR or any ERISA Affiliate that carries on any part of the operations with respect to which NPR has an obligation to contribute to the Fund or any other security that is or may become convertible into capital stock of NPR or any such ERISA Affiliate (a "Stock Transfer") shall be structured, carried out and executed so as not to constitute a Withdrawal from the Plan by NPR unless such Withdrawal will not result in


PAYMENT AGREEMENT - PAGE 7
the Bank or PRMSA incurring any liability under the Settlement Agreement.

         3.3 Opinion of Counsel. Prior to consummation of any Asset Sale or Stock Transfer, NPR shall give written notice to the Bank of such proposed transaction, and shall deliver to the Bank a written opinion of Qualified Counsel, in form and substance reasonably satisfactory to the Bank that (a) under the applicable provisions of ERISA, a Withdrawal from the Plan by NPR will not occur solely as a result of the Asset Sale or Stock Transfer, (b) in the case of an Asset Sale, such transaction will result in the assumption by the purchaser of all pre-existing Statutory Withdrawal Liability, or (c) assuming payment of all Statutory Withdrawal Liability to the Fund by NPR, the Asset Sale or Stock Transfer will not result in the Bank or PRMSA incurring any liability under the Settlement Agreement.

         3.4 Waivers. The Bank and PRMSA may, in their sole and absolute discretion, waive any of their respective rights under this Section III; provided, however, that any such waiver must be in writing, duly authorized by the board of directors of each entity, and shall become effective only upon final delivery to NPR or its designee.

                                   ARTICLE IV
                                 MISCELLANEOUS
                                 -------------

         4.1 Covenant of Cooperation. The Bank and NPR explicitly agree to cooperate with one another in exchanging information and providing assistance, including the execution of additional

PAYMENT AGREEMENT - PAGE 8


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documents and the making of additional filings, as may be reasonably requested by any other party to carry out and give full force and effect to the terms and intent of this Agreement.

         4.2 Notices. All notices, requests, demands, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, or when deposited with an overnight delivery service or when transmitted via telecopy or telex, or on the third
(3rd) business day following the date of mailing, if mailed by first-class, certified mail, postage prepaid addressed as provided below:

     If to the Bank:

     Government Development Bank for Puerto Rico
     4th Floor, Minillas Government Center
     Santurce, Puerto Rico 00940-2001

     Attention: Marcos Rodriguez-Ema, President

With copies to:

     Akin, Gump, Strauss, Hauer & Feld, L.L.P.
     1333 New Hampshire Avenue, N.W.
     Suite 400
     Washington, D.C. 20036

     Attention: Avrum M. Goldberg, Esq.
                Mark J. MacDougall, Esq.

If to NPR:

     NPR, Inc.
     212 Fernwood Avenue
     Edison, N.J. 08810

     Attention: President


PAYMENT AGREEMENT - PAGE 9


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With copies to:

     Mario F. Escudero
     Senior Vice President
     NPR, Inc.
     700 14th Street, N.W.
     Suite 900
     Washington, D.C. 20005

     Kirkland & Ellis
     153 East 53rd Street
     New York, N.Y. 10022

     Attention: John L. Kuehn, Esq.

If to PRMSA:

     Puerto Rico Maritime Shipping Authority
     c/o Government Development Bank for Puerto Rico
     4th Floor, Minillas Government Center
     Santurce, Puerto Rico 00940-2001

     Attention: Marcos Rodriguez-Ema, President

With copies to:

     Akin, Gump, Strauss, Hauer & Feld, L.L.P.
     1333 New Hampshire Avenue, N.W.
     Suite 400
     Washington, D.C. 20036

     Attention: Avrum M. Goldberg, Esq.
                Mark J. MacDougall, Esq.

If to NPR Holding Corporation:

     NPR Holding Corporation
     212 Fernwood Avenue
     Edison, N.J. 08810

     Attention:  President

With copies to:

     Mario F. Escudero
     Senior Vice President
     NPR, Inc.
     700 14th Street, N.W.
     Suite 900
     Washington, D.C. 20005


PAYMENT AGREEMENT - PAGE 10

     Kirkland & Ellis
     153 East 53rd Street
     New York, N.Y. 10022
     Attention: John L. Kuehn, Esq.

         4.3 Entire Agreement. This Agreement supersedes all prior discussions and agreements among the Fund, PRMSA, the Bank and NPR concerning matters described herein. This Agreement, together with the Settlement Agreement, contains the sole and entire agreement between the parties hereto with respect to the transactions contemplated hereby.

         4.4 Amendments and Waivers. This Agreement may be amended only by an instrument in writing executed by the party against whom enforcement of the amendment is sought.

         4.5 Counterparts; Headings. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The headings herein are for convenience of reference only and shall not be deemed a part of this Agreement.

         4.6 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, and it may not be assigned by any party without the consent of the others.

         4.7 Governing Law; Venue. The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Puerto Rico, applicable to contracts made and to be performed in that commonwealth, without reference to any provisions relating to

PAYMENT AGREEMENT - PAGE 11


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conflicts of law. Each of the parties to this Agreement consents and irrevocably submits to the federal and commonwealth courts in the City of San Juan and the Commonwealth of Puerto Rico, having subject matter jurisdiction, for the purpose of any suit or action under or relating to this Agreement, and agree that personal jurisdiction in any such suit or action may be obtained over any party by service of process in the same manner as provided in Section 4.2 of this Agreement.

         4.8 Severability. If any provision or any part of any provision of this Agreement is found to be not valid for any reason, such provision shall be entirely severable from, and shall have no effect upon, the remaining provisions of this Agreement.

         4.9 No Waiver. Notwithstanding any other provision of this Agreement or the Settlement Agreement to the contrary, including, without limitation, the provisions of Article 6 of the Settlement Agreement regarding Releases, nothing contained in the Settlement Agreement, Payment Agreement, or Affidavit shall constitute a waiver or surrender of any claim, demand, right or remedy available to the Bank or PRMSA, in law or in equity, against NPR in connection with or arising out of the Payment Agreement, the Judgment Escrow or the Affidavit.

         4.10 Release by PRMSA and the Bank. Upon the execution and delivery to PRMSA and the Bank of the Settlement Agreement, the Judgment Escrow, and the Payment Agreement and execution and delivery to the Escrow Agent of the Affidavit, each of PRMSA and

PAYMENT AGREEMENT - PAGE 12


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the Bank shall forever release, remise and discharge (i) each of Holding (except with respect to the obligations of Holding under Article III of the Payment Agreement), Pyramid Ventures, Inc., BT Investment Partners, Inc., BT Securities Corporation, BT Commercial Corporation and Bankers Trust Company along with their respective representatives, executors, administrators, assigns, shareholders, directors, officers, partners, successors, subsidiaries (other than NPR), affiliates (other than NPR), and trustees from any and all causes of action, choses in action, suits, debts, dues, liabilities, obligations, claims, and demands, whatsoever, in law or in equity, known or unknown, choate or inchoate, liquidated or contingent, which the Bank or PRMSA, or any of their respective representatives, executors, administrators, assigns, shareholders, directors, officers, partners, successors, subsidiaries, affiliates, agencies and trustees has or hereafter can, shall, or may have with respect to or arising out of or in connection with the Payment Agreement, the Judgment Escrow, the Affidavit, the Settlement Agreement, or the Purchase Agreement as it relates to Withdrawal liability to the Fund; and (ii) NPR (except with respect to the obligations of NPR under the Settlement Agreement, the Judgment Escrow, the Payment Agreement and the Affidavit) along with its representatives, executors, administrators, assigns, shareholders, directors, officers, partners, successors, subsidiaries, affiliates and trustees from any and all causes of action, choses in action, suits, debts, dues, liabilities,

PAYMENT AGREEMENT - PAGE 13


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obligations, claims, and demands, whatsoever, in law or in equity, known or unknown, choate or inchoate, liquidated or contingent, which the Bank or PRMSA, or any of their respective representatives, executors, administrators, assigns, shareholders, directors, officers, partners, successors, subsidiaries, affiliates, agencies and trustees has or hereafter can, shall, or may have with respect to or arising out of or in connection with the Purchase Agreement as it relates to Withdrawal liability to the Fund.

         4.11 Release by NPR. Upon the execution and delivery to NPR of the Settlement Agreement, the Judgment Escrow, and the Payment Agreement, NPR shall forever release, remise and discharge each of PRMSA and the Bank (except with respect to their respective obligations under the Settlement Agreement, the Judgment Escrow, [the prior escrow] and the Payment Agreement) along with their respective representatives, executors, administrators, assigns, shareholders, directors, officers, partners, successors, subsidiaries, affiliates, agencies and trustees from any and all causes of action, choses in action, suits, debts, dues, liabilities, obligations, claims, and demands, whatsoever, in law or in equity, known or unknown, choate or inchoate, liquidated or contingent, which NPR or any of its representatives, executors, administrators, assigns, shareholders, directors, officers, successors, subsidiaries, affiliates, and trustees has or hereafter can, shall, or may have with respect to or arising out

PAYMENT AGREEMENT - PAGE 14


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of or in connection with the Purchase Agreement as it relates to Withdrawal liability to the Fund.

         EXECUTED AND ENTERED INTO, as of the date and year first written above.

THE GOVERNMENT DEVELOPMENT BANK FOR PUERTO RICO

By:______________________________                      Date:____________________
Its:_____________________________

NPR INC.

By: /s/ Mario Escudero                                 Date: 4-23-97
---------------------------------                            -------------------
Its: Senior Vice President


PUERTO RICO MARITIME SHIPPING AUTHORITY

By:______________________________                      Date:____________________
Its:_____________________________


NPR HOLDING CORPORATION (solely with respect to the obligations set forth in Section 3.2 hereof)

By: /s/ Mario Escudero                                 Date: 4-23-97
---------------------------------                            -------------------
Its: Senior Vice President



PAYMENT AGREEMENT - PAGE 15